UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012 (November 28, 2012)

LTX-Credence Corporation

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-10761	04-2594045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue, Norwood, MA	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-461-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of the Company held on November 28, 2012 (the “2012 Annual Meeting”), the Company’s stockholders voted on the proposals described below as follows:

1. The following nominees were elected to the Company’s Board of Directors to serve as Class II Directors for three-year terms expiring at the 2015 annual meeting of stockholders. The tabulation of the votes cast for each such nominee at the 2012 Annual Meeting is set forth below.

	For	Withheld	Broker Non-Votes
Roger W. Blethen	31,927,297	4,466,580	8,611,557
Roger J. Maggs	32,410,107	3,983,770	8,611,557

Following the 2012 Annual Meeting, Mark S. Ain, David G. Tacelli, and Jorge L. Titinger, currently serving as Class III Directors with terms expiring at the 2013 annual meeting of the stockholders, and Stephen M. Jennings and Bruce R. Wright, currently serving as Class I Directors and having three-year terms expiring at the 2014 annual meeting of the stockholders, continued in office.

2. A non-binding, advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2012 Annual Meeting, including the disclosures under the heading “Compensation Discussion and Analysis,” the compensation tables, and any related materials included in such proxy statement was approved. The tabulation of the votes cast with respect to this proposal at the 2012 Annual Meeting is set forth below.

For:	34,725,989
Against:	1,525,160
Abstain:	142,728
Broker Non-Votes:	8,611,557

3. The second amended and restated Company 2004 Employee Stock Purchase Plan was approved. The tabulation of the votes cast with respect to this proposal at the 2012 Annual Meeting is set forth below.

For:	35,676,838
Against:	336,155
Abstain:	380,884
Broker Non-Votes:	8,611,557

4. The appointment of BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal year ending July 31, 2013 was ratified. The tabulation of the votes cast with respect to this proposal at the 2012 Annual Meeting is set forth below.

For:	42,020,676
Against:	2,918,725
Abstain:	66,033

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTX-CREDENCE CORPORATION

Date: November 30, 2012	By:	/s/ Mark J. Gallenberger
Mark J. Gallenberger Vice President & Chief Financial Officer